Exhibit 99

Pall Corporation to Present Strategic Plan
December 17 Investor Day to Be Webcast Live

Port Washington, NY, December 16, 2009 – Pall Corporation (NYSE: PLL), a global leader in filtration, separation and purification, is refreshing its five-year plan originally presented to investors in October of 2008. The event will take place on December 17, 2009 from 9:00 a.m. to approximately 11:00 a.m. ET and is being webcast live.

This Investor Day event will feature presentations by Eric Krasnoff, chairman and CEO; Don Stevens, president; Lisa McDermott, CFO and other members of the Pall senior management team. They will share broad business and financial plans along with target expectations through the end of fiscal 2013.

The Company will announce that by the end of fiscal year 2013, it is targeting a four-year compounded annual sales growth rate (sales CAGR) in the range of 5 1/2% to 8% in local currency. Using current exchange rates for planning purposes only, the sales CAGR would approximate 7% to 9 1/2% for this four-year period. Earnings per share in fiscal year 2013 are targeted to range from $3.67 to $4.77.

The event will be broadcast live on the internet and available through the Investor Relations section of Pall's website at http://www.pall.com/irevents. Listening to the webcast requires audio speakers and Microsoft Windows Media Player or Real Player audio software. The webcast will be archived for 30 days.

About Pall Corporation

Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing Total Fluid ManagementSM solutions to meet the critical needs of customers in biopharmaceutical, hospital and transfusion medicine, energy and alternative energy, electronics, municipal and industrial water, aerospace, transportation and broad industrial markets. Together with our customers, we foster health, safety and environmentally responsible technologies. The company’s engineered solutions enable process and product innovation and minimize emissions and waste. Pall Corporation, with total revenues of $2.3 billion for fiscal 2009, is an S&P 500 company with more than 10,000 employees servicing customers worldwide. Pall has been named a top "green company" by Newsweek magazine. To see how Pall is helping enable a greener and more sustainable future, visit Pall at http://www.pall.com.

Forward-Looking Statements

The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.

All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “anticipate”, “should”, “believe”, “estimate”, “expect”, “intend”, “plan”, “predict”, “potential” or similar expressions about matters that are not historical facts. Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2009, and other reports the Company files with the Securities and Exchange Commission; the impact of the current global recessionary environment and its likely depth and duration; the current credit market constraints, volatility in currency exchange rates and energy costs and other macro economic challenges currently affecting the Company, our customers (including their cash flow and payment practices) and vendors; the effectiveness of our initiatives to mitigate the impact of the current economic environment; and the Company’s ability to successfully complete its business improvement initiatives that include integrating and upgrading its information systems and the effect of a serious disruption in the Company’s information systems on its business and results of operations. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.

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Contact:
Pall Corporation

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Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: piannucci@pall.com

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